UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 7, 2011

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York11021
(Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of BRT Realty Trust, held on March 7, 2011, all of the proposals presented were approved.  The proposals are described in detail in BRT’s definitive proxy statement, dated January 28, 2011.

Proposal 1

At the meeting, the following trustees were elected for a three year term (with the votes as indicated):

	For	Authority Withheld	Broker Non-Vote

Kenneth F. Bernstein	8,940,669	162,994	3,569,260

Fredric H. Gould	8,926,230	177,433	3,569,260

Gary Hurand	8,884,788	218,875	3,569,260

Elie Weiss	8,914,242	189,420	3,569,261

Proposal 2

At the meeting, the proposal to approve, by non-binding vote, executive compensation (with the votes as indicated):

For	Against	Abstain	Broker Non-Vote
8,702,901	272,125	128,635	3,542,235

Proposal 3

At the meeting, to recommend, by non-binding vote, the frequency of future non-binding votes on executive compensation (with the votes as indicated):

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,568,149	37,970	7,329,370	72,289	3,665,144

Proposal 4

At the meeting, the proposal to ratify the appointment of BDO USA LLP as BRT’s independent registered public accounting firm for the year ended September 30, 2011was approved (with the votes as indicated):

For	Against	Abstain
12,600,259	18,321	26,975

In light of the results with respect to Proposal 3, BRT has determined that the next shareholder advisory vote on executive compensation will be held in connection with the 2014 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: March 11, 2011	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President